UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

BLACKROCK TCP CAPITAL CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PLEASE PARTICIPATE AND VOTE YOUR PROXY TODAY! Please call the toll - free number listed on voting instruction form and follow the instructions provided. Have your control number ready. 1 - 800 - 454 - 8683 Please access the website listed on your voting instruction form and follow the instructions provided. Have your control number ready. www.proxyvote.com Please mark, sign, date and promptly return the voting instruction form in the postage - paid envelope provided. Dear Valued Stockholder: Due to the lack of shareholder participation, the Annual Meeting of Stockholders of BlackRock TCP Capital Corp. (“TCPC”) originally scheduled for May 23, 2024, was adjourned to June 12, 2024, at 9:00 a.m., Pacific Time with regard to Proposal 2. You are receiving this REMINDER notice because you held shares in TCPC on the record date and we have not received your vote. Copies of the proxy materials can be found online at https://www.proxy-direct.com/blk-33801. Because TCPC is a widely-held company, your vote is extremely important no matter how many shares you hold. Please vote your shares today so the Company may avoid additional solicitation expenses and additional delays. For the reasons set forth in the Proxy Statement dated April 3, 2024, the Board of Directors recommends that you vote “FOR” Proposal 2. As a reminder, Proposal 2 is the same proposal that has been submitted for shareholder approval every year since TCPC went public. In addition, the leading independent proxy advisory firms, ISS & Glass Lewis, have both recommended voting “FOR” Proposal 2. Please vote your shares via the internet or by telephone as soon as possible or alternatively, please sign, date, and return the enclosed voting instruction form (see the instructions below). If you have any questions about the proposals to be voted on, please call our solicitor, Georgeson LLC, toll free at 1-888-505-9118. On behalf of your Board of Directors, thank you for your trust and continued support. Sincerely yours, /s/ Rajneesh Vig Rajneesh Vig Chair of the Board of Directors and Chief Executive Officer THREE EASY WAYS TO VOTE!

PLEASE PARTICIPATE AND VOTE YOUR PROXY TODAY! Dear Valued Stockholder: Due to the lack of shareholder participation, the Annual Meeting of Stockholders of BlackRock TCP Capital Corp. (“TCPC”) originally scheduled for May 23, 2024, was adjourned to June 12, 2024, at 9:00 a.m., Pacific Time with regard to Proposal 2. You are receiving this REMINDER notice because you held shares in TCPC on the record date and we have not received your vote. Copies of the proxy materials can be found online at proxy-direct.com/blk-33801. Because TCPC is a widely-held company, your vote is extremely important no matter how many shares you hold. Please vote your shares today so the Company may avoid additional solicitation expenses and additional delays. For the reasons set forth in the Proxy Statement dated April 3, 2024, the Board of Directors recommends that you vote “FOR” Proposal 2. As a reminder, Proposal 2 is the same proposal that has been submitted for shareholder approval every year since TCPC went public. In addition, the leading independent proxy advisory firms, ISS & Glass Lewis, have both recommended voting “FOR” Proposal 2. Please vote your shares via the internet or by telephone as soon as possible or alternatively, please sign, date, and return the enclosed proxy card (see the instructions below). If you have any questions about the proposals to be voted on, please call our solicitor, Georgeson LLC, toll free at 1-888-505-9118. On behalf of your Board of Directors, thank you for your trust and continued support. Sincerely yours, /s/ Rajneesh Vig Rajneesh Vig Chair of the Board of Directors and Chief Executive Officer FOUR EASY WAYS TO VOTE! email, envelope, mail icon email, envelope, mail icon 1. MAIL your signed and voted proxy back in the postage paid envelope provided 2. ONLINE at www.proxy-direct.com using your proxy control number found on your proxy card 3. By PHONE when you dial add 1-800-337-3503 toll-free to reach an automated touchtone voting line 4. By PHONE with a live operator when you call toll-free 1-888-505-9118 Monday through Friday 9 a.m. to 11 p.m. Eastern time and Sunday 12 p.m. to 6 p.m. Eastern Time. phone icon CustomerService_icon hardware, keyboard, mouse icon